Exhibit 10.1

AMENDMENT NO. 1 TO
NON-NEGOTIABLE PROMISSORY NOTE

This Amendment No. 1 to the Non-Negotiable Promissory Note (this “Amendment”) is made effective as of July 26, 2010 and amends that certain Non-Negotiable Promissory Note dated as of December 23, 2009 (the “Note”) made by Paneltech International Holdings, Inc. a Delaware corporation (fka Charleston Basics, Inc.) (the “Company”), in favor of Collins Timber Company LLC, an Oregon limited liability company (the “Holder”).

W I T N E S S E T H:

WHEREAS, the Company and the Holder desire to amend the Note as provided herein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A.        Amendments.  The Note is hereby amended as follows:

1. The first paragraph of the Note is deleted in its entirety and replaced with the following:

“FOR VALUE RECEIVED, the undersigned, Charleston Basics, Inc., a Delaware corporation having an office and principal place of business at 2999 John Stevens Way, Hoquiam, WA 98550 (the “Company”), promises to pay to Collins Timber Company LLC, an Oregon limited liability company (the “Holder”), the principal sum of Three Hundred Seventy-Five Thousand Dollars ($375,000) (or, if adjusted pursuant to the terms below, Six Hundred Twenty-Five Thousand Dollars ($625,000)) on or before on August 31, 2010 (the “Outside Maturity Date”) in accordance with the following:”

2. The third paragraph of the Note (paragraph (b)) is amended by replacing the reference to “July 31, 2010” with “August 30, 2010”.

3. The fourth paragraph of the Note (paragraph (c)) is amended by replacing both references to “July 31, 2010” with “August 30, 2010”.

B.        No Other Amendments.  This Amendment shall not be deemed to modify the terms of the Note except as expressly set forth herein.

C.        Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

D.        Counterparts.  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, all such counterparts shall together constitute but one and the same instrument and facsimile and photostatic copies of such executed counterparts shall be given the same effect as the originals.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Non-Negotiable Promissory Note as of the date first written above.

THE COMPANY: Paneltech International Holdings, Inc. (fka Charleston Basics, Inc.)	THE HOLDER: Collins Timber Company LLC
By: /s/ Scott Olmstead	By: /s/ R. Wade Mosby
Name: Scott Olmstead	Name: R. Wade Mosby
Title: Chief Financial Officer	Title: Senior Vice President